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CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS OF ROSLIN BIO-MED LIMITED




To Geron Corporation


As independent auditors of Roslin Bio-Med Limited at 28 February 1999, we hereby consent to the incorporation in this Form 8-K of our report on Roslin Bio-Med Limited dated 15 April 1999 included in Registration Statement File No. 0-20859. It should be noted that we have not audited any financial statements of the Company subsequent to 28 February 1999 or performed any audit procedures subsequent to the date of our report.


                                       /s/ Arthur Andersen
                                       --------------------------
                                       ARTHUR ANDERSEN

Edinburgh, Scotland
29 June 1999